Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(18,266,457)
Unrealized Gain (Loss) on Market Value of Futures	(31,401,413)
Dividend Income	4,274
Interest Income	38,568
ETF Transaction Fees	13,000
Total Income (Loss)	$(49,612,028)

Expenses
General Partner Management Fees	$280,249
Professional Fees	99,322
Brokerage Commissions	187,145
Non-interested Directors' Fees and Expenses	3,727
Prepaid Insurance Expense	5,420
NYMEX License Fee	7,006
SEC & FINRA Registration Expense	33,181
Total Expenses	$616,050
Net Income (Loss)	$(50,228,078)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$580,449,888
Additions (14,800,000 Shares)	184,433,937
Withdrawals (12,400,000 Shares)	(157,160,856)
Net Income (Loss)	(50,228,078)

Net Asset Value End of Month	$557,494,891
Net Asset Value Per Share (48,066,476 Shares)	$11.60

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612